Exhibit 10.2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

COLLABORATION AGREEMENT

This Agreement is entered into as of July 2, 2008 by and between:

SEATTLE GENETICS, INC., a Delaware corporation, having its principal place of business at 21823 30th Drive S.E., Bothell, Washington 98021

(hereinafter referred to as “SGI”)

and

DAIICHI SANKYO CO., LTD., a corporation organized under the laws of Japan, having its place of business at 1-2-58, Hiromachi, Shinagawa-ku,

Tokyo, Japan, 140-8710

(hereinafter referred to as “Licensee”).

WITNESSETH

WHEREAS, SGI owns or Controls (as defined below) intellectual property rights relating to certain technology useful for linking certain proprietary cytotoxins to other molecules, such as antibodies capable of directing such cytotoxins to specific tissues and/or cells;

WHEREAS, Licensee owns or Controls (as defined below) intellectual property rights relating to antibodies to the Designated Antigen (as defined below), and is currently conducting research and development programs to incorporate such antibodies into pharmaceutical compounds that may have activity in certain disease-related pathways, and to develop antibodies that bind to the Designated Antigen;

WHEREAS, Licensee wishes to acquire from SGI an exclusive worldwide license under SGI patent rights and know-how related to SGI’s proprietary cytotoxin and linker technology for use in conjunction with Licensee’s development, commercialization, manufacture, marketing and sale of Licensee’s antibodies that bind to the Designated Antigen; and

WHEREAS, SGI wishes to grant to Licensee an exclusive worldwide license to SGI’s cytotoxin and linker technology for use in conjunction with Licensee’s development, commercialization, manufacture, marketing and sale of Licensed Products (as defined below);

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1 - DEFINITIONS AND INTERPRETATION

1.1 Definitions: For the purposes of this Agreement the following words and phrases shall have the following meanings:

1.1.1 “AAA” has the meaning set forth in Section 19.3.4.

1.1.2 “ADC” or “Antibody-Drug Conjugate” means an Antibody that is linked to a cytotoxin or cytostatic compound and that contains, uses or is made using Drug Conjugation Technology.

1.1.3 “ADC Access Fee” has the meaning set forth in Section 6.1.1.

1.1.4 “ADC Data” has the meaning set forth in Section 2.6.

1.1.5 “Affiliate” of a Party means any corporation or other business entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party. As used herein, the term “control” means the direct or indirect ownership of [***] or more of the stock having the right to vote for directors thereof or the ability to otherwise control the management thereof.

1.1.6 “Agreement” means this agreement, all amendments and supplements to this Agreement and all schedules to this Agreement, including the following:

Schedule A - Research Plan.

Schedule B - SGI Patents.

Schedule C - SGI In-Licenses.

1.1.7 “Antibody” or “Antibodies” means any antibody, or fragment thereof, that has a unique amino acid sequence and that selectively binds to the Designated Antigen.

1.1.8 “Breaching Party” has the meaning set forth in Section 13.3.

1.1.9 “Calendar Quarter” means any of the three-month periods beginning on January 1, April 1, July 1 or October 1 of any year.

1.1.10 “Change in Control” has the meaning set forth in Article 16.

1.1.11 “Claims” has the meaning set forth in Section 14.1.1.

1.1.12 “Confidential Information” has the meaning set forth in Section 8.1.

1.1.13 “Control” means, with respect to any information or intellectual property right, possession by a Party of the ability to grant the right to access or use, or to grant a license or a sublicense to, such information or intellectual property right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

1.1.14 “Cost of Goods” shall mean with respect to Drug Conjugation Materials supplied to Licensee (a) [***]; and (b) [***].

1.1.15 “Designated Antigen” means the human DR5 antigen, encoded by the gene designated Gene ID: [***], [***] of the [***], and naturally occurring post-translational modifications thereof.

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1.1.16 “Drug Conjugation Materials” means (a) the compounds [***] and [***] and [***] thereof, (b) compounds that are useful in attaching such compounds to [***] and (c) any related raw materials and reagents SGI provides to Licensee pursuant to the Research Program, in each case to the extent included in or covered by the SGI Technology. Drug Conjugation Materials shall also include Improvements to Drug Conjugation Materials and any additional [***] compounds that are included in New Technologies and that the Parties agree to include under this Agreement pursuant to Section 3.3.2.

1.1.17 “Drug Conjugation Technology” means (a) [***] compounds such as [***] and [***] and certain [***] and [***] thereof, and methods of making and using such [***] compounds (b) compositions and methods useful for attaching the foregoing [***] compounds to [***] and (c) any related assays and methods SGI provides to Licensee pursuant to the Research Program.

1.1.18 “Effective Date” means the date set forth in the first line of this Agreement.

1.1.19 “Events of Force Majeure” has the meaning set forth in Article 15.

1.1.20 “Exclusive License” has the meaning set forth in Section 3.1.

1.1.21 “Exclusive License Renewal Fee” has the meaning set forth in Section 6.2.

1.1.22 “Existing Third Party Royalties” has the meaning set forth in Section 6.4.1.

1.1.23 “FD&C Act” means the federal Food, Drug & Cosmetic Act, as amended.

1.1.24 “FDA” means the United States Food and Drug Administration, and any successor agency thereto.

1.1.25 “Field” means monoclonal antibody targeting applications for the treatment and diagnosis of conditions and diseases in humans and animals.

1.1.26 “First Commercial Sale” means, in each country of the Territory, the first commercial sale of a Licensed Product by Licensee, its Affiliates or Sublicensees to a Third Party following, if required by law, Regulatory Approval and, when Regulatory Approval is not required by law, the first commercial sale in that country, in each case for use or consumption of such Licensed Product in such country by the general public.

1.1.27 “Fiscal Year” means any twelve-month period beginning on April 1st and ending on March 31st of succeeding year.

1.1.28 “FTE Fees” has the meaning set forth in Section 6.1.2.

1.1.29 “GAAP” means generally accepted accounting principles in the United States.

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1.1.30 “Generic Product” means, on a country-by-country basis, an ADC using or incorporating SGI Technology that binds selectively to the Designated Antigen: (i) the manufacture, use or sale of which [***] in such country (provided that an enforcement action is not currently proceeding pursuant to Section 9.3 based on such ADC); and (ii) [***].

1.1.31 “Good Laboratory Practices” means the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations and guidances promulgated thereunder, including without limitation the Code of Federal Regulations, as amended from time to time.

1.1.32 “Improvements” means all patentable or non-patentable inventions, discoveries or other know-how developed and Controlled by either Party after the Effective Date that utilize, incorporate, derive directly from, directly relate to, are made using or are based directly on the SGI Technology; provided that Improvements shall not include any of the foregoing developed by SGI that, within a reasonable time period after such inventions, discoveries or know-how are made or identified, [***].

1.1.33 “IND” means (a) an Investigational New Drug Application filed with the FDA or its equivalent in any country outside the United States where a regulatory filing is required or obtained to conduct a clinical trial; or (b) with respect to any country where a regulatory filing is not required or obtained to conduct a clinical trial, the first enrollment of a patient in the first trial involving the first use of a Licensed Product in humans.

1.1.34 “Indemnitee” has the meaning set forth in Section 14.2.

1.1.35 “Indemnitor” has the meaning set forth in Section 14.2.

1.1.36 “Initiation” means, with respect to a human clinical trial, the dosing of the first patient with a Licensed Product pursuant to the clinical protocol for the specified clinical trial.

1.1.37 “Joint Patents” has the meaning set forth in Section 9.2.2.

1.1.38 “Liabilities” has the meaning set forth in Section 14.1.1.

1.1.39 “Licensed Product” means any and all products utilizing or incorporating an ADC: (a) the manufacture, use, sale, offer for sale, export or import of which [***]; or (b) [***].

1.1.40 “Licensee ADC Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets, other than Improvements, that are Controlled by Licensee, in each case that are not in the public domain and are developed by Licensee using SGI Technology that are necessary for identifying, developing, making, using or selling ADCs.

1.1.41 “Licensee ADC Patents” means all patent applications and patents that are Controlled by Licensee claiming inventions (other than Improvements) that are necessary for identifying, developing, making, using or selling ADCs made using SGI Technology.

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1.1.42 “Licensee Know-How” means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets, in each case that are not in the public domain, that relate to (a) [***], or (b) [***].

1.1.43 “Licensee Patents” means all patent applications and patents Controlled by Licensee that claim (a) [***], or (b) [***].

1.1.44 “Net Sales” means, as to each calendar quarter, the gross invoiced sales prices charged for all Licensed Products sold by or for Licensee, its Affiliates and Sublicensees to independent Third Parties during such quarter, [***]:

(a) [***];

(b) [***];

(c) [***]; and

(d) [***].

All of the foregoing deductions from the gross invoiced sales prices of Licensed Products shall be determined in accordance with GAAP. In the event that Licensee, its Affiliates or Sublicensees make any adjustments to [***] after the associated Net Sales have been reported pursuant to this Agreement, the adjustments shall be reported and reconciled in the next report and payment of any royalties due.

1.1.45 “[***]” means any [***] that either: (a) [***] or (b) [***] (x) [***] existing as of the Effective Date, or (y) [***]. [***] shall include without limitation [***] compounds, other than those included in the Drug Conjugation Materials as of the Effective Date, that SGI Controls during the Research Program Term.

1.1.46 “Notice of Dispute” has the meaning set forth in Section 19.3.1.

1.1.47 “Parties” means SGI and Licensee, and “Party” means either of them.

1.1.48 “Phase I Clinical Trial” means a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients.

1.1.49 “Phase II Clinical Trial” means a controlled dose clinical trial prospectively designed to evaluate the efficacy and safety of a candidate drug in the targeted patient population and to define the optimal dosing regimen.

1.1.50 “Phase III Clinical Trial” means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest to obtain sufficient efficacy and safety data to support Regulatory Approval of a candidate drug.

1.1.51 “Program Inventions” has the meaning set forth in Section 9.1.1.

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1.1.52 “Program Licensee Patents” has the meaning set forth in Section 9.3.3.

1.1.53 “Publication” has the meaning set forth in Section 8.5.

1.1.54 “Regulatory Approval” means final regulatory approval (including, where applicable, pricing approval in the event that actual sales do not take place before such approval) required to market a Licensed Product for a disease or condition in accordance with the applicable laws and regulations of a given country. In the United States, its territories and possessions, Regulatory Approval means approval of a New Drug Application (“NDA”), Biologics License Application (“BLA”) or an equivalent by the FDA.

1.1.55 “Reports” has the meaning set forth in Section 7.1.1.

1.1.56 “Research Fees” has the meaning set forth in Section 6.1.2.

1.1.57 “Research Fees Report” has the meaning set forth in Section 6.1.2.

1.1.58 “Research Plan” means the plan for the Research Program agreed upon by the Parties and attached hereto as Schedule A.

1.1.59 “Research Program” means the research program conducted pursuant to Article 2 and the Research Plan.

1.1.60 “Research Program Term” means the term of the Research Program set forth in Section 2.2.

1.1.61 “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, until the later to occur of: (a) [***]; or (b) [***].

1.1.62 “SGI In-Licenses” means the following agreements between SGI and the indicated Third Parties: (a) the License Agreement between [***] (“[***]”) and SGI dated [***], as amended (the “[***]”); (b) the License Agreement between [***] (“[***]”) and SGI dated [***], as amended (the “[***]”); and (c) any other license agreement between SGI and a Third Party covering [***] under which Licensee is granted a sublicense under this Agreement as provided in Section 3.3.2.

1.1.63 “SGI Know-How” means any and all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and trade secrets, in each case that are not in the public domain, that relate to or are useful to practice the Drug Conjugation Technology and that have been, or hereafter are during the Research Program Term, Controlled by SGI. SGI Know-How shall include Improvements Controlled by SGI but shall exclude New Technologies unless included pursuant to Section 3.3.2.

1.1.64 “SGI Patents” means:

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(a) any existing patents and patent applications listed in Schedule B to this Agreement, which shall be amended from time to time to reflect any other patents and patent applications;

(b) any patents and patent applications covering Improvements and, solely to the extent the parties so agree pursuant to Section 3.3.2, New Technologies, in each case that are Controlled by SGI;

(c) any future patents issued from any patent applications referred to above and any future patents issued from any continuation, continuation-in part (to the extent Controlled by SGI), or divisional of any of the foregoing patent applications or any patent applications from which the foregoing patents issued, in each case to the extent Controlled by SGI; and

(d) any reissues, reexaminations, confirmations, renewals, registrations, substitutions, extensions, or counterparts of any of the foregoing, in each case to the extent Controlled by SGI.

For clarification, SGI’s interest in any Joint Patents shall not be considered SGI Patents.

1.1.65 “SGI Technology” means the SGI Patents and the SGI Know-How.

1.1.66 “Sublicensee” means any person or entity that is granted a sublicense under the SGI Technology by Licensee or its Affiliates in accordance with the terms of this Agreement.

1.1.67 “Supply Fees” has the meaning set forth in Section 6.1.2.

1.1.68 “Term” has the meaning set forth in Article 13.

1.1.69 “Territory” means all countries in the world.

1.1.70 “Third Party” means any person or entity other than Licensee, SGI and their respective Affiliates.

1.1.71 “Valid Patent Claim” means an unexpired claim of an issued patent which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision of a court or other authority in the subject country.

1.2 Certain Rules of Interpretation in this Agreement and the Schedules.

1.2.1 Unless otherwise specified, all references to monetary amounts are to United States of America currency (U.S. Dollars);

1.2.2 The preamble to this Agreement and the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of this Agreement or of such Articles or Sections;

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1.2.3 The use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

1.2.4 The words “include” and “including” have the inclusive meaning frequently identified with the phrases “without limitation” and “but not limited to”;

1.2.5 Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next business day following if the last day of the period is not a business day in the jurisdiction of the Party to make such payment or do such act; and

1.2.6 Whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a business day, such payment shall be made or action taken on the next business day following such day to make such payment or do such act.

ARTICLE 2 - RESEARCH PROGRAM

2.1 Objective and Conduct of the Research Program. Licensee intends to conduct a Research Program, with SGI’s support, to evaluate ADCs for research, development and commercialization under this Agreement. Licensee acknowledges that, in addition to the licenses to the SGI Patents granted hereunder, the SGI Know-How transferred to Licensee during the Research Program contains valuable information that is critical to Licensee’s development of ADCs hereunder. All research work performed by Licensee and SGI hereunder shall be performed in a good scientific manner and in compliance with all applicable laws.

2.2 Term of the Research Program. The term of the Research Program shall initially be for a period of two (2) years after the Effective Date (the “Research Program Term”), unless terminated earlier in accordance with Article 13. Licensee shall have a one-time right to extend the Research Program Term for an additional year by providing written notice to SGI not less than [***] prior to the expiration of the initial Research Program Term. SGI shall submit, within [***] from the expiration of the Research Program Term (in the case that the Research Program Term is extended by Licensee as set forth above, within [***] from the expiration of such extended term), a written report to Licensee which describes the research activities conducted by SGI during such Research Program Term.

2.3 Delivery of Drug Conjugation Materials. In support of the Research Program, during the Research Program Term, SGI will (a) deliver Drug Conjugation Materials to Licensee in accordance with the Research Plan; and (b) at Licensee’s request, provide Licensee with the [***] provided to the Licensee to enable [***]. All Drug Conjugation Materials and other information provided by SGI to Licensee hereunder will be deemed Confidential Information of SGI pursuant to Article 8.

2.4 SGI Preparation of ADCs. SGI will use reasonable commercial efforts to prepare ADCs using Antibodies supplied by Licensee to SGI which shall meet and satisfy

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specifications mutually agreed upon by SGI and Licensee, and shall deliver the resulting ADCs to Licensee in accordance with the Research Plan.

2.5 Payment. Licensee shall pay SGI the amounts set forth in Section 6.1.2 for any research efforts or other assistance provided by SGI.

2.6 Ownership of Data. Licensee shall own all right, title and interest in and to the data, research and results related specifically to ADCs arising out of activities conducted pursuant to the Research Program (“ADC Data”). SGI shall disclose to Licensee any ADC Data that are developed, conceived, or otherwise made, solely or jointly, by or on behalf of SGI in the course of, as a result of, or in connection with the Research Program, promptly after the same is developed, conceived or otherwise made. SGI hereby assigns to Licensee any and all right, title, and interest SGI may have in, to and under ADC Data; provided, that SGI may retain copies of, and use, all ADC Data for any purpose related to this Agreement, including but not limited to, patent prosecution and defense pursuant to [***].

2.7 Disclaimer. EXCEPT AS MAY BE OTHERWISE EXPRESSLY PROVIDED IN ARTICLE 12 OR THE RESEARCH PLAN, SGI MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, REGARDING THE DRUG CONJUGATION MATERIALS OR ANY ADCs PREPARED BY SGI, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

ARTICLE 3 - EXCLUSIVE LICENSE

3.1 Exclusive License Grant.

3.1.1 Upon execution of this Agreement, subject to the terms and conditions of this Agreement, including payment of the ADC Access Fee set forth in Section 6.1.1, SGI shall be automatically deemed to grant to Licensee a worldwide, exclusive (even as to SGI), royalty-bearing license under the SGI Technology, with the right to sublicense as permitted in Section 3.2, to discover, research, develop, make, have made, import, export, use, offer for sale, and sell Licensed Products that bind selectively to the Designated Antigen within the Field in the Territory (the “Exclusive License”). The Exclusive License shall continue for the Royalty Term, unless earlier terminated pursuant to Article 13, subject to Licensee’s compliance with the terms and conditions of this Agreement, including payment of all applicable fees, milestones and royalties hereunder.

3.1.2 During the Term, SGI shall not carry out, by itself or in collaboration with any third parties, to discover, research, develop, make, have made, import, export, use, offer for sale, and sell any antibody-drug conjugate products that bind selectively to the Designated Antigen within the Field in the Territory.

3.2 Rights to Sublicense.

3.2.1 Licensee shall have the right to grant sublicenses of the rights granted to Licensee pursuant to this Agreement to any Affiliate or any Third Party, subject to the terms and

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conditions of the SGI In-Licenses listed on Schedule C. Licensee shall not have the right to sublicense the SGI Technology outside the scope of the license granted in Section 3.1, including to develop further Drug Conjugation Technology on a stand-alone basis or to create antibody-drug conjugates that include or are based upon any antibodies that bind selectively to an antigen other than the Designated Antigen.

3.2.2 Licensee agrees to contractually obligate any Sublicensee to make all payments due to SGI pursuant to this Agreement by reason of achievement of any fees, milestones and royalties set forth herein, as well as to comply with all terms of this Agreement applicable to Licensee (including all terms of this Agreement identified as applicable to Sublicensee). Licensee shall also require any such Sublicensee to agree in writing to keep books and records and permit SGI to review the information concerning such books and records in accordance with the terms of this Agreement.

3.2.3 Licensee shall notify SGI of each sublicense granted to Affiliates or Third Parties and shall provide SGI with the name and address of each Sublicensee and a description of the rights granted and the territory covered by each Sublicensee.

3.3 Improvements and New Technologies.

3.3.1 Improvements. In the event that, during the Term, Licensee conceives, develops or reduces to practice an Improvement that relates to the Drug Conjugation Technology, Licensee shall promptly notify SGI of the discovery of such Improvement. SGI shall own all such Improvements that relate to the Drug Conjugation Technology and, to the extent that such Improvements shall have been conceived, developed or reduced to practice by Licensee, Licensee hereby assigns all of its right, title and interest therein to SGI. SGI’s interest in any such Improvements that it Controls shall be included in the SGI Technology and made available to Licensee via the Exclusive License provided in Article 3. Licensee may use such Improvement assigned to SGI by Licensee for any purpose within the scope of the Exclusive License granted herein solely during the Term of this Agreement.

3.3.2 [***]. Subject to the bona fide rights of Third Parties that may exist, Licensee shall have the right to practice any New Technologies in the Research Program pursuant to the Exclusive License granted under Article 3 as follows: SGI shall [***] of any [***] to which it obtains rights (with the right to grant sublicenses thereunder) during the Research Program Term by providing to Licensee a [***] of the [***], including all [***] under which Licensee would be able to access such [***]. If Licensee is interested in practicing such [***], the Parties shall discuss in good faith modifications to this Agreement to reflect the terms governing Licensee’s access to any [***] pursuant to this Agreement, which shall include without limitation Licensee’s agreement to [***]; provided that the [***] shall be deemed to include [***] and [***] (as applicable) relating to or covering such [***] only after the Parties execute an amendment to this Agreement specifying such modified terms.

3.3.3 Amendment of Schedule B. Schedule B shall be amended from time to time to add the patents and patent applications Controlled by SGI covering New Technologies or Improvements in accordance with this Section 3.3.

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3.4 Compliance with the SGI In-Licenses.

3.4.1 Licensee, its Affiliates and Sublicensees shall comply with all obligations, covenants and conditions of the SGI In-Licenses listed in Schedule C, and any amendments thereto following written disclosure thereof to Licensee, that apply under each of the SGI In-Licenses. The Parties agree that BMS is a Third Party beneficiary to this Agreement to the extent SGI Technology includes technology sublicensed under the BMS Agreement.

3.4.2 SGI will not enter into any amendment to an SGI In-License that imposes additional monetary obligations on Licensee or materially reduces the scope of the licenses granted to Licensee hereunder without the prior written consent of Licensee.

3.5 License to SGI. Subject to the provisions of this Agreement, Licensee hereby grants to SGI, during the Research Program Term, a non-exclusive, royalty-free, sublicenseable license under the Licensee Patents and Licensee Know-How in the Territory, to enable SGI to conduct the Research Program.

ARTICLE 4 - TECHNOLOGY DISCLOSURE

4.1 Disclosure of Drug Conjugation Technology. During the Research Program Term, SGI shall (a) disclose to Licensee such SGI Know-How as is reasonably useful to enable Licensee to use the Drug Conjugation Materials and Drug Conjugation Technology as provided in the Research Plan or to practice the Exclusive License on the terms, and subject to the conditions, of this Agreement and (b) upon Licensee’s reasonable request and with adequate notice to SGI, make available to Licensee at SGI’s facilities, SGI’s personnel to provide a reasonable amount of technical assistance and training to Licensee’s personnel. Licensee shall pay to SGI for such assistance an amount equal to the FTE Fees in accordance with Section 6.1.2 for SGI employees providing such assistance.

ARTICLE 5 - DEVELOPMENT AND COMMERCIALIZATION; MANUFACTURING

5.1 Diligence. Licensee shall use commercially reasonable efforts to research, develop, commercialize and market Licensed Products, such efforts to be consistent with the exercise of prudent scientific and business judgment and comparable to the efforts Licensee applies to its other projects of similar potential and market size. Without limiting the foregoing, Licensee shall, as commercially prudent, (a) [***], (b) [***], and (c) [***].

5.2 Joint Research Meetings. During the Research Program Term, SGI and Licensee shall hold joint meetings, from time to time, in accordance with the Research Plan, to discuss and consult on research and development activities of the Research Program, by video conference, teleconference or face to face, as mutually agreed between the Parties.

5.3 Funding and Progress Reports. Except as set forth herein, as between SGI and Licensee, [***]. Licensee shall keep SGI informed in a timely manner as to the progress of the development of Licensed Products. Beginning on [***], and [***] thereafter within [***] following the end of each [***], Licensee shall provide SGI with a written report summarizing Licensee’s significant activities related to research and development of Licensed Products and status of clinical trials and applications for Regulatory Approval necessary for marketing

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Licensed Products. Such reports shall be deemed Licensee’s Confidential Information for the purposes of Article 8.

5.4 Manufacturing. Except as otherwise expressly set forth in this Agreement, Licensee shall be responsible for all manufacturing and supply of Licensed Products. Notwithstanding the foregoing, at any time during the Term of this Agreement [***]. Licensee shall [***]. In the event SGI [***], the Parties shall [***], including [***].

ARTICLE 6 - FEES, MILESTONES AND ROYALTIES.

6.1 Research Fees. Licensee shall pay to SGI the following amounts in consideration of the Research Program:

6.1.1 Within [***] of the Effective Date, Licensee shall pay to SGI the sum of Four Million U.S. Dollars ($4,000,000) by wire transfer of immediately available funds (the “ADC Access Fee”).

6.1.2 Licensee shall pay SGI at an annual rate of [***] per FTE who performs research, development, consultation or support work as requested by Licensee pursuant to this Agreement (the “FTE Fees”). Commencing upon the [***] of the Effective Date and upon [***] thereafter, the FTE Fees will [***] in accordance with the [***]. The Parties agree that the total FTE Fees for the first [***] of the Research Program Term shall not exceed an amount [***] without the written consent of Licensee; provided, however, that SGI shall not be required to provide any services requested by Licensee under this Agreement if such services would exceed the limit set forth above unless Licensee provides its written consent and agrees to reimburse SGI for such excess FTE Fees. Upon renewal of the Research Program Term as provided for in Section 2.2 above, Licensee and SGI shall mutually agree upon a budget for FTE Fees to be incurred during such [***] renewal period. Licensee shall also pay SGI for all Drug Conjugation Materials supplied by SGI to Licensee hereunder at the rate of [***] of SGI’s Cost of Goods therefor (the “Supply Fees”). The FTE Fees and the Supply Fees are collectively referred to herein as the “Research Fees”. Within [***] after the end of each [***], SGI shall submit a report to Licensee supporting the calculation of the Research Fees due for such Calendar Quarter (a “Research Fees Report”). Licensee shall pay all Research Fees to SGI within [***] of receipt of each Research Fees Report.

6.2 License Maintenance Fees. Licensee shall be required to make a payment to SGI in the sum of [***] by wire transfer of immediately available funds (the “Exclusive License Renewal Fee”) on [***] of the Effective Date until Licensee receives the first Regulatory Approval for a Licensed Product in the Territory. Notwithstanding the foregoing, the Exclusive License Renewal Fee will be offset by the amount of any payments made under Section 6.5 of this Agreement during the [***] period preceding the date on which an Exclusive License Renewal Fee is due. If Licensee fails to make any payment required by this Section 6.2 within [***] after written notice thereof from SGI, then the Exclusive License will terminate immediately.

6.3 Royalties Payable by Licensee. In consideration for the Exclusive License granted to Licensee herein, during the Royalty Term, and subject to Sections 6.4.2 and 6.4.3,

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Licensee shall pay to SGI royalties on Net Sales of Licensed Products on a Licensed Product by Licensed Product basis. Such royalties shall be paid at the following rates as set forth below:

(a) [***] of the first [***] in aggregate [***] of each [***] in each [***];

(b) [***] of the portion of aggregate [***] of each [***] between [***] and [***] in each [***];

(c) [***] of the portion of aggregate [***] of each [***] in excess of [***] in each [***]; and

(d) In establishing the royalty structure of this Section 6.3, the Parties recognize, and Licensee acknowledges, the substantial value of the various actions and investments undertaken by SGI prior to the Effective Date. Such value is significant and in addition to the value of SGI’s grant to Licensee of the Exclusive License pursuant to Section 3.1, as it enables the rapid and effective development and commercialization of the Licensed Products in the Territory. Therefore, the Parties agree that the royalty payments calculated as a percentage of [***] (plus the fees and milestone payments provided for elsewhere herein) provide fair compensation to SGI for these additional benefits.

(e) If and for so long as there is a [***], then the [***]:

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6.4 Third Party Royalties.

6.4.1 Licensee shall be solely responsible for paying all royalties owed to Third Parties by either Licensee or SGI on account of sales of Licensed Products, including royalties owed due to use of the SGI Technology. SGI represents and warrants that (i) [***], (ii) it has provided Licensee with true and complete copies, except for certain redactions, of all agreements and amendments to the extent such agreements are relevant to determining the amount of royalties owed and (iii) [***].

6.4.2 If the sum of (a) the royalties payable by Licensee, its Affiliates or Sublicensees to SGI under [***], (b) the Existing Third Party Royalties payable by Licensee, its

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Affiliates or Sublicensees pursuant to Section 6.4.1 and (c) any other royalties payable by Licensee, its Affiliates or Sublicensees to Third Parties necessary in order to practice the SGI Technology [***] of a [***] in any [***], then the royalties otherwise due and payable by Licensee under Section 6.3 shall be [***] of any royalties due by Licensee with respect to [***] in such year that [***] of such [***]; provided, however, that the royalty payments due and payable to SGI pursuant to Section 6.3 with respect to a Licensed Product in any [***] shall not be [***] to the extent the royalty payments due to SGI are not [***]. For clarity, (c) in this Section 6.4.2 shall not include the royalties payable to the UAB Research Foundation, which has granted Licensee an exclusive license to use patents concerning Antibodies.

6.4.3 If Licensee commercializes a Licensed Product and must pay a royalty to [***] under the [***] pursuant to Section 6.4.1 above and such royalty is reduced to less than [***] of [***] for a [***] (the amount of any such [***]”) by reason of negotiation by SGI and [***], then the royalty otherwise due and payable by Licensee to SGI under Section 6.3 for such Licensed Product shall be increased by an amount equal to [***] of the [***].

6.5 Milestone Payments. As additional consideration for the licenses, rights and privileges granted to it hereunder, Licensee shall pay to SGI the following milestone payments within [***] of the first occurrence in the Territory of each event set forth below with respect to the first Licensed Product to achieve such event, whether such events are achieved by Licensee, its Affiliates or Sublicensees, as follows:

(a) Upon decision by Licensee to [***];

(b) Upon Initiation of a [***];

(c) Upon Initiation of a [***];

(d) Upon Initiation of a [***];

(e) Upon receipt of [***];

(f) Upon receipt of [***];

(g) Upon receipt of [***];

(h) Upon the date of [***]; and

(i) Upon the date of [***].

If any of the milestones in (a) through (e) above is achieved before one or more preceding milestones, then such preceding milestone payment(s) shall be deemed to become due within thirty (30) days after the achievement of the subsequent milestone. Furthermore if either of the milestones in (f) or (g) above is achieved before any of the preceding milestones in (a) through (d) above, then payments for all such preceding milestones (a) through (d) that have not yet been paid shall be deemed to become due within thirty (30) days after the achievement of either of the milestones in (f) or (g) above.

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For avoidance of doubt, any milestones in (a) through (g) that are paid for the first Licensed Product shall not apply to any subsequent Licensed Product.

6.6 Payment Terms. Royalties shown to have accrued by each Report provided for under Article 7 of this Agreement shall be paid within [***] from such Report is due pursuant to Section 7.1.3.

6.7 Payment Method. All payments by Licensee to SGI under this Agreement shall be paid in U.S. dollars, and all such payments shall be made by bank wire transfer in immediately available funds to the bank account designated by SGI in writing.

6.8 Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country in the Territory where Licensed Product is sold, payment shall be made through such lawful means or method as the Parties reasonably shall determine.

6.9 Withholding Taxes. Except as otherwise provided below, all amounts due from Licensee to SGI provided under this Agreement are written as gross amounts. Licensee shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld by Licensee, its Affiliates or Sublicensees, to the extent Licensee, its Affiliates or Sublicensees pay such withheld amounts to the appropriate governmental authority on behalf of SGI, if any. Licensee shall use commercially reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of SGI by Licensee, its Affiliates or Sublicensees. Licensee promptly shall deliver to SGI proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with SGI in seeking any related tax credits that may be available to SGI with respect thereto.

ARTICLE 7 - ROYALTY REPORTS AND ACCOUNTING

7.1 Reports, Exchange Rates.

7.1.1 During the Royalty Term, Licensee shall furnish to SGI, with respect to each [***], a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the gross sales of Licensed Products sold by Licensee, its Affiliates and its Sublicensees in the Territory during the [***] and the calculation of Net Sales from such gross sales; (b) the royalties payable in U.S. dollars, if any, which shall have accrued hereunder based upon such Net Sales of Licensed Products; (c) the withholding taxes, if any, required by law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Licensed Product in each country in the Territory, if it has occurred during the corresponding [***]; and (e) the exchange rates (as determined pursuant to Section 7.1.4 herein) used in determining the royalty amount expressed in U.S. dollars (collectively, “Reports”).

7.1.2 Licensee shall include in each permitted sublicense granted by it pursuant to this Agreement a provision requiring its Affiliates and Sublicensees to make Reports to Licensee within [***] of the close of each [***] and to keep and maintain records of sales made pursuant to such sublicense as if such sales were by Licensee for the purpose of Section 7.1.1.

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7.1.3 Reports shall be due on the [***] following the end of the Calendar Quarter to which such Report relates. Licensee shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

7.1.4 With respect to sales of Licensed Products invoiced in U.S. dollars, the gross sales, Net Sales, and royalties payable shall be expressed in U.S. dollars. With respect to sales of Licensed Products invoiced in a currency other than U.S. dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the U.S. dollars equivalent of the royalty due, [***].

7.2 Audits.

7.2.1 Upon the written request of SGI and with at least [***] prior written notice, but not more than [***] in any [***], Licensee shall permit an independent certified public accounting firm of internationally recognized standing, selected by SGI and reasonably acceptable to Licensee, at [***], to have access during normal business hours to such of the records of Licensee as required to be maintained under this Agreement to verify the accuracy of the Reports due hereunder. Such accountants may audit records relating to Reports made for any year ending not more than [***] prior to the date of such request. The accounting firm shall disclose to SGI only whether the Reports were correct or not, and the specific details concerning any discrepancies. No other information obtained by such accountants shall be shared with SGI.

7.2.2 If such accounting firm concludes that any royalties were owed but not paid to SGI, Licensee shall pay the additional royalties within [***] of the date SGI delivers to Licensee such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by SGI; provided, however, if the audit discloses that the royalties payable by Licensee for the audited period are more than [***] of the royalties actually paid for such period, then [***] charged by such accounting firm. If such accounting firm concludes that the royalties paid were more than what was owed during such period, SGI shall refund the overpayments within [***] of the date SGI receives such accounting firm’s written report so concluding.

7.3 Confidential Financial Information. SGI shall treat all financial information subject to review under this Article 7 or under any sublicense agreement as Confidential Information of Licensee as set forth in Article 8, and shall cause its accounting firm to retain all such financial information in confidence under terms substantially similar to those set forth in Article 8.

ARTICLE 8 – CONFIDENTIALITY

8.1 Non-Disclosure Obligations. Except as otherwise provided in this Article 8, during the Term and for a period of [***] thereafter, each Party shall maintain in confidence, and use only for purposes as expressly authorized and contemplated by this Agreement, all confidential or proprietary information, data, documents or other materials supplied by the other Party under this Agreement and marked or otherwise identified as “Confidential.” Confidential Information of SGI shall include SGI Know-How, Drug Conjugation Technology disclosed to

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Licensee that is Controlled by SGI, SGI’s interest in any Improvements and [***]. Confidential Information of a Party may also include information relating to such Party’s research programs, development, marketing and other business practices and finances. For purposes of this Agreement, information and data described above shall be hereinafter referred to as “Confidential Information.” Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information to ensure that its and its Affiliates’ employees, agents, consultants and clinical investigators only make use of the other Party’s Confidential Information for purposes as expressly authorized and contemplated by this Agreement and do not disclose or make any unauthorized use of such Confidential Information.

8.2 Permitted Disclosures. Notwithstanding the foregoing, but subject to the last sentence of this Section 8.2, the provisions of Section 8.1 shall not apply to information, documents or materials that the receiving Party can conclusively establish with competent evidence:

(a) have become published or otherwise entered the public domain other than by breach of this Agreement by the receiving Party or its Affiliates;

(b) are permitted to be disclosed by prior consent of the other Party;

(c) have become known to the receiving Party by a Third Party, provided such Confidential Information was not obtained by such Third Party directly or indirectly from the other Party under this Agreement on a confidential basis;

(d) prior to disclosure under the Agreement, was already in the possession of the receiving Party, its Affiliates or Sublicensees, provided such Confidential Information was not obtained directly or indirectly from the other Party under this Agreement;

(e) are required to be disclosed by the receiving Party to comply with any applicable law, regulation or court order, or are reasonably necessary to obtain patents, copyrights or authorizations to conduct clinical trials with, and to commercially market, Licensed Product(s), provided that the receiving Party shall provide prior notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure;

(f) solely to the extent reasonably necessary in a patent application claiming Program Inventions made hereunder to be filed with the United States Patent and Trademark Office and/or any similar foreign agency, provided that the Party filing the patent shall provide at least thirty (30) days prior written notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure;

(g) to a Sublicensee as permitted hereunder, provided that such Sublicensee is then subject to obligations of confidentiality and limitations on use of such Confidential Information substantially similar to those contained herein; and

(h) to a bona fide collaborator or manufacturing, development or sales contractor or partner, but only to the extent directly relevant to the collaboration, partnership or contract and provided that such collaborator, partner or contractor is then subject to obligations

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of confidentiality and limitations on use of such Confidential Information substantially similar to those contained herein.

Notwithstanding the disclosures permitted under subsections (e)-(h), if the information, documents or materials covered by such subsection is otherwise protected by obligations of confidentiality, then the confidentiality obligations of Section 8.1 shall still apply.

8.3 Terms of the Agreement. Licensee and SGI shall not disclose any terms or conditions of this Agreement to any Third Party other than a prospective Sublicensee or in connection with either Party’s merger or acquisition discussions without the prior consent of the other Party, except as required by applicable laws, regulations or a court order or to comply with rules of a securities exchange, in which case the disclosing Party shall provide notice to the other Party and take reasonable and lawful actions to avoid or minimize the degree of such disclosures, including obtaining confidentiality obligations from prospective Sublicensees or merger or acquisition candidates at least as protective as those provided for herein. Notwithstanding the foregoing, Licensee may disclose and provide a copy of this Agreement to the UAB Research Foundation; provided, that the UAB Research Foundation maintains the confidentiality of this Agreement pursuant to confidentiality provisions at least as protective as those provided for herein.

8.4 Press Releases and Other Disclosures to Third Parties. Neither SGI nor Licensee will, without the prior consent of the other, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than either Parties’ respective Affiliates) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for (i) an initial press release mutually agreed upon by the Parties, (ii) disclosures made in compliance with Sections 8.2 and 8.3, (iii) attorneys, consultants, and accountants retained to represent the Parties in connection with the transactions contemplated hereby.

8.5 Publications. Neither Party may publish, present or announce results of ADCs developed hereunder either orally or in writing (a “Publication”) without complying with the provisions of this Section 8.5. The other Party shall have [***] from receipt of a proposed Publication to provide comments and/or proposed changes to the publishing Party. The publishing Party shall take into account the comments and/or proposed changes made by the other Party on any Publication and shall agree to designate employees or others acting on behalf of the other Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the other Party reasonably determines that the Publication would entail the public disclosure of such Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for [***] for deleting any such Confidential Information of the other Party (if the other Party has requested deletion thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] from the date the publishing Party first provided the proposed Publication to the other Party.

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ARTICLE 9 - INVENTIONS AND PATENTS

9.1 Ownership of Inventions.

9.1.1 Disclosure of Inventions. Each Party shall promptly disclose to the other Party, including without limitation at the joint meetings provided in Section 5.2, the making, conception or reduction to practice of any inventions directly arising out of activities conducted under this Agreement (“Program Inventions”).

9.1.2 Ownership of Program Inventions. All right, title and interest in all Program Inventions that are discovered, made or conceived as part of the activities conducted under this Agreement shall be owned as follows:

(a) [***] shall own all Program Inventions that (i) are invented solely by one or more employees, agents or consultants of [***] and do not primarily relate to the [***] or (ii) are invented solely or jointly by employees, agents or consultants of [***] and/or [***] and primarily relate to the [***]. To the extent that any such Program Inventions relating primarily to the [***] shall have been invented by [***] and are owned by [***], [***] hereby assigns all of its right, title and interest therein to [***];

(b) [***] shall own all Program Inventions that (i) are invented solely by one or more employees, agents or consultants of [***] and do not primarily relate to the [***] or (ii) are invented solely or jointly by employees, agents or consultants of [***] and/or [***] and primarily relate to the [***]. To the extent that any Program Inventions relating primarily to Drug Conjugation Technology shall have been invented by [***] and are owned by [***], Licensee hereby assigns all of its right, title and interest therein to [***]; and

(c) Except as set forth in Sections 9.1.2(a) and 9.1.2(b), Licensee and SGI shall jointly own all other Program Inventions. For purposes of clarification and notwithstanding anything to the contrary set forth herein, all Program Inventions that relate primarily to ADCs, including without limitation, patents or patent applications claiming compositions of matter or methods of use of Licensed Products, shall be jointly owned.

(d) Inventorship, for purposes of this Agreement, shall be determined in accordance with applicable national patent laws. To the extent permissible under applicable national patent laws, each Party will cause each employee and contractor conducting work on such Party’s behalf under this Agreement to be subject to a contract that (a) compels prompt disclosure to the Party of all inventions and other intellectual property conceived, created or reduced to practice by such employee or contractor during his or her performance under the Research Program and (b) assigns to such Party all right, title and interest in and to all such inventions and other intellectual property and all related Patents. Each Party will require each employee and contractor conducting work on such Party’s behalf under this Agreement to maintain records in sufficient detail and in a good scientific manner appropriate for patent purposes to properly reflect all work done. To the extent any royalties are owed to an employee or contractor of a Party relating to an invention, that Party shall be solely responsible for such royalties.

9.2 Patent Prosecution and Maintenance.

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9.2.1 SGI shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance of all SGI Patents. Throughout the Term of this Agreement, SGI shall, at its sole expense, prepare, file, prosecute and maintain such SGI Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Licensee in so doing.

9.2.2 Each Party shall be responsible for and shall control the preparation, filing, prosecution, grant and maintenance, of any patents and patent applications claiming Program Inventions owned solely by it in accordance with [***] and shall, at its [***] in good faith consistent with [***]. Patents and patent applications claiming Program Inventions [***] by both Parties in accordance with Section 9.1 (“Joint Patents”) shall be [***]. The costs for all other Joint Patents shall be [***]; provided, that the [***].

9.2.3 If either Party decides not to continue prosecuting any Joint Patents or not to maintain any Joint Patent claiming a Program Invention then such Party shall promptly so notify the other Party (which notice shall be at least [***] before any relevant deadline for such patent). Thereafter, the other Party shall have the right to prosecute or maintain such patent, at such Party’s [***].

9.2.4 The Parties shall at all times fully cooperate with each other in order to reasonably implement the foregoing provisions of this Section 9.2. Such cooperation may include each Party’s execution of necessary legal documents, coordinating filing and/or prosecution of applications for Joint Patents to avoid potential conflicts with SGI Patents during prosecution (including novelty, enablement, estoppel and double patenting, execution of amendments and documents for reliance on the CREATE Act, if mutually agreed upon by both parties), and the assistance of each Party’s relevant personnel. Without limiting the foregoing, it is understood that even if a Party is permitted to reference the other Party’s technology in a patent application pursuant to this Agreement, the filing Party shall not file any such patent application without first confirming with the non-filing Party in writing that any such filing could not reasonably be expected to adversely affect the non-filing Party’s patent strategy. If the non-filing Party determines that any such filing could adversely affect its filing strategy, the filing Party shall not file any such patent application and the Parties shall cooperate in accordance with this Section 9.2.4 to determine a strategy that would protect each Party’s interests, including, without limitation, delaying the filing or co-owning such patent application, as the case may be. Except as otherwise expressed authorized in this Agreement, Licensee shall not disclose and/or claim in any patent application, patent or publication any Confidential Information within the SGI Technology, Drug Conjugation Technology or Drug Conjugation Materials without SGI’s prior written consent. Except as otherwise expressly authorized in this Agreement, SGI shall not disclose and/or claim in any patent application, patent or publication any Confidential Information within the Licensee technology without Licensee’s prior written consent.

9.3 Enforcement of SGI Patents.

9.3.1 SGI shall have the first right, at its sole expense, but not the obligation, to determine the appropriate course of action to enforce the SGI Patents or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the SGI Patents, to control any litigation or other enforcement action and to enter into, or permit, the

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settlement of any such litigation or other enforcement action with respect to the SGI Patents. SGI shall in good faith consider the interests of Licensee in conducting the foregoing activities. All monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with Drug Conjugation Technology shall be [***]. Licensee shall reasonably cooperate with SGI in any such action at SGI’s expense, to enforce the SGI Patents, including being joined as a party to such action if necessary. In no event may SGI assert an argument or settle a suit in a manner that would materially prejudice the rights granted to Licensee under this Agreement without Licensee’s prior written consent.

9.3.2 If SGI fails to take any action to enforce the SGI Patents or control any litigation with respect to the SGI Patents with respect to the manufacture, use or sale by Third Parties of products competitive with Licensed Products or technologies competitive with Drug Conjugation Technology within a period of [***] after the Parties receive reasonable notice of the infringement of the SGI Patents, or in the case of an ANDA filing, within [***] of receipt of the notice of submission of the ANDA filing, then Licensee shall have the right to bring and control any such action by counsel of its own choice, at its [***]. In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any SGI Patents shall be [***]. In such a case, SGI shall cooperate fully with Licensee, at [***], in its efforts to enforce the SGI Patents, including being joined as a party to such action if necessary. In no event may Licensee assert an argument or settle a suit in a manner which would render a claim in the SGI Patents invalid or unenforceable without SGI’s prior written consent.

9.3.3 Licensee shall have the right, at its [***], to determine the appropriate course of action to enforce patents claiming Program Inventions owned [***] by [***] in accordance with [***], or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce the Program Licensee Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the Program Licensee Patents. All monies recovered upon the final judgment or settlement of any such suit to enforce any Program Licensee Patents shall be retained by [***]. SGI shall fully cooperate with Licensee, at [***], in any action to enforce the Program Licensee Patents.

9.3.4 In the event either Party becomes aware of an infringement by a Third Party of a Joint Patent, it shall promptly notify the other Party which shall be followed by a written notice. Subject to the rights of both Parties set forth in Sections 9.3.1 and 9.3.2 above, Licensee shall have the right to bring and control any such action related to a Joint Patent related to a Licensed Product, by counsel of its own choice at its sole expense. For all other Joint Patents, the Parties shall cooperate in selecting an outside legal firm mutually agreeable to both Parties and shall equally share control of the suit and all expenses. In such case, all monies recovered upon the final judgment or settlement of any such suit to enforce any Joint Patents shall be allocated first to any Third Party from which either Party obtained license with respect to such Joint Patents, to the extent required under the relevant in-license to either Party, second to the Parties to the extent necessary to compensate each for its respective expenses in its enforcement, and finally any remaining amounts shall be treated as Net Sales subject to the royalty obligations described in Article 6 of this Agreement if the suit is solely related to a Licensed Product and otherwise, shall be prorated between the Parties in accordance with the

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damages for which such judgment or settlement is reasonably intended to compensate. If the monies recovered are not sufficient to compensate for all expenses of both Parties, such monies shall be divided on a pro rata basis based on the proportion of each Parties expenses to the total combined expenses of enforcement. If either Party chooses not to participate in the enforcement action to the extent it is required, it shall forfeit its right to share in the recovery, but shall nonetheless cooperate fully with the other Party, at the other Party’s expense, in its efforts to enforce the Joint Patents, including being joined as a party to such action if necessary. In no event shall a Party make an argument or settle a dispute which would render a claim in a Joint Patent to be invalid or unenforceable without the other Party’s prior written consent.

9.4 Prior Patent Rights. Notwithstanding anything to the contrary in this Agreement, with respect to any SGI Patents that are subject to the SGI In-Licenses, the rights and obligations of the Parties under Section 9.2 and 9.3 shall be subject to the rights of the licensor of the SGI In-License to participate in and control prosecution, maintenance and enforcement of such SGI Patents, and to receive a share of damages recovered in such action, in accordance with the terms and conditions of the applicable SGI In-License.

ARTICLE 10 - INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES

If Licensee, SGI or any of their respective Affiliates, or any of Licensee’s Sublicensees, is sued by a Third Party for infringement of a Third Party’s patent because of the use of the Drug Conjugation Technology in connection with activities conducted pursuant to this Agreement, the Party that has been sued shall promptly notify the other Party within [***] of its receipt of notice of such suit. The notice shall set forth the facts of such infringement available to the relevant Party. The Parties shall then meet to discuss each Party’s commercial interests in the defense of the suit, a plan for the defense of the suit, how the costs of the suit should be allocated, and which Party should have primary control of the suit, provided that if such infringement relates primarily to Drug Conjugation Technology, then SGI shall have the first right to control such suit. In no event may one Party settle or otherwise consent to an adverse judgment in such suit that materially diminishes the rights or interests of the other Party without the express written consent of the other Party.

ARTICLE 11 - REGULATORY ASSISTANCE

Should Licensee desire to file an IND or an application for Regulatory Approval, or equivalents of the foregoing, for a Licensed Product, SGI will use reasonable commercial efforts to provide at Licensee’s request, technical information SGI has created or possesses that is reasonably required by Licensee, including information relating to the [***], as well as documents related specifically to Drug Conjugation Technology that are necessary to compile the Chemistry Manufacturing and Controls section of an application for Regulatory Approval and any other relevant information SGI has created or possesses as the Parties may mutually agree. If SGI has a drug master file with the FDA or equivalent that contains information useful to support an IND or application for Regulatory Approval, [***]. In the event SGI agrees to provide regulatory assistance beyond the limited activities described above, the Parties shall [***].

ARTICLE 12 – REPRESENTATIONS AND WARRANTIES

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12.1 Representations and Warranties.

12.1.1 This Agreement has been duly executed and delivered by each Party and constitutes the valid and binding obligation of each Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and by general equitable principals. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Party, its officers and directors.

12.1.2 The execution, delivery and performance of the Agreement by each Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

12.1.3 SGI represents and warrants that it has the right to grant the licenses granted herein and that as of the Effective Date it has [***] of the SGI Patents or other SGI Technology in connection with activities to be conducted hereunder. Licensee represents and warrants that it has the right to grant the licenses granted to SGI herein and that as of the Effective Date it has [***] to be conducted by the Parties hereunder.

12.2 Performance by Affiliates. The Parties recognize that each may perform some or all of its obligations under this Agreement through Affiliates, provided, however, that each Party shall remain responsible and be a guarantor of the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

ARTICLE 13 – TERM AND TERMINATION

13.1 Term. Unless earlier terminated pursuant to this Article 13, the term of this Agreement (the “Term”) shall commence on the Effective Date and shall remain in full force and effect until the expiration of the last to expire Royalty Term.

13.2 Termination by Licensee. Licensee shall have the right, at any time after the Effective Date, to terminate this Agreement in its entirety by providing not less than [***] prior written notice to SGI of such termination; provided that Licensee must make payment of the ADC Access Fee if notice of termination is made within [***] from execution of this Agreement and such ADC Access Fee shall be considered non-refundable upon execution of this Agreement.

13.3 Termination for Cause. Either Party may terminate this Agreement for material breach by the other Party (the “Breaching Party”) of any material provision of the Agreement, if the Breaching Party has not cured such breach within [***] after notice thereof.

13.4 Termination Upon Insolvency. Either Party may terminate this Agreement if, at any time, (a) the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets,

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(b) such other Party proposes a written agreement of composition or extension of its debts, (c) such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within [***] after the filing thereof, (d) such other Party shall propose or be a party to any dissolution or liquidation, or (e) such other Party shall make an assignment for the benefit of its creditors. All rights and licenses granted under this Agreement are, and shall be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(56) of the United States Bankruptcy Code.

13.5 Termination of SGI In-Licenses. SGI shall provide Licensee with a copy of any claim of material breach by the licensor of any SGI In-License that could be reasonably expected to materially prejudice Licensee’s rights under this Agreement. All rights and obligations under an SGI In-License sublicensed under this Agreement shall terminate upon [***] prior written notice by SGI if Licensee performs any action that would constitute a breach of any material provision of such SGI In-License Agreement , as described in a notice of default from the licensor of the SGI In-License, and fails to cure or commence and continue actions to cure such breach within such [***] period; provided, however, such cure period may be extended by mutual written consent of the Parties. SGI covenants that it will use reasonable commercial efforts to maintain all SGI In-Licenses for the duration of this Agreement. All rights and obligations under the [***] shall automatically terminate if Licensee fails to maintain the insurance required under the [***] for so long as such insurance is required pursuant to the [***]. SGI will cooperate with Licensee to cure any claimed material breach under an SGI In-License Agreement and will not take any action that could be reasonably expected to materially prejudice the rights of Licensee under an SGI In-License without the prior written consent of Licensee.

13.6 Effect of Expiration and Termination.

13.6.1 Except where explicitly provided within this Agreement or by operation of any applicable law, termination of this Agreement for any reason, or expiration of this Agreement, will not affect any: (a) obligations, including payment of any royalties or other sums which have accrued as of the date of termination or expiration, and (b) rights and obligations which are intended to survive termination or expiration of this Agreement, including provisions of Articles 1, 8, 9, 10, 14 (as to actions arising during the term of this Agreement or in the course of a Party practicing any licenses retained by such Party thereafter), 18 and 19, Sections 7.2, 7.3 and 13.6 and any payment obligations pursuant to Section 6 incurred prior to termination. Notwithstanding the foregoing, all licenses granted by SGI to Licensee hereunder, including all Exclusive Licenses, and all sublicenses granted by Licensee hereunder, will immediately terminate upon termination of this Agreement pursuant to Sections 13.2, 13.3 (if SGI is terminating party) 13.4 (if SGI is terminating party) or 13.5.

13.6.2 License to Licensee. Upon the expiration of the Royalty Term or termination by Licensee under Section 13.3 or Section 13.4, SGI shall grant, and shall by this provision be deemed to have granted, to Licensee a perpetual, worldwide, nonexclusive license to use the SGI Technology (including Improvements assigned to SGI by Licensee) to make, use, sell, offer for sale and import Licensed Products that bind selectively to the Designated Antigen. If such license is granted upon expiration of the Royalty Term, then such license shall be royalty-

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free. If such license is granted upon termination by Licensee under Sections 13.3 or 13.4 and Licensee so desires to obtain such license, then SGI shall grant such license to Licensee with terms and conditions to be mutually agreed upon by both Parties. Under all circumstances, any royalties owed to a Third Party pursuant to an SGI In-License shall not be affected by this Section 13.6.2 and shall be paid by Licensee under Section 6.4 of this Agreement.

13.6.3 License to SGI. Upon any termination of the Exclusive License or termination by SGI under Section 13.3 or Section 13.4, Licensee shall grant a license to SGI in the Territory under the Licensee ADC Know-How described in Section 1.1.42 and Licensee ADC Patents described in Section 1.1.43 to identify, develop and commercialize products that contain an ADC upon the terms and conditions to be mutually agreed upon by both Parties. In no circumstances shall the license granted to SGI under this Section 13.6.3 include any rights to Licensee Know-How or Licensee Patents.

ARTICLE 14 - INDEMNITY

14.1 Direct Indemnity.

14.1.1 Each Party shall defend, indemnify and hold harmless the other Party from and against all liabilities, losses, damages, and expenses, including reasonable attorneys’ fees and costs, (collectively, the “Liabilities”) resulting from all Third Party claims, suits, actions, terminations or demands (collectively, the “Claims”) that are incurred, relate to or arise out of (a) the breach of any material provision of this Agreement by the indemnifying Party (or the inaccuracy of any representation or warranty made by such Party in this Agreement), or (b) the gross negligence, recklessness or willful misconduct of the indemnifying Party in connection with the performance of its obligations hereunder.

14.1.2 Licensee shall defend, indemnify and hold harmless SGI from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of the development, manufacture or commercialization of Licensed Products by SGI for Licensee or by Licensee, its Affiliates or Sublicensees, including any failure to test for or provide adequate warnings of adverse side effects, or any manufacturing defect in any Licensed Product; except in each case to the extent such Liabilities resulted from the negligence, recklessness or willful misconduct by SGI or the inaccuracy of any representation or warranty made by SGI in this Agreement or from any other action for which SGI must indemnify Licensee under Section 14.1.3.

14.1.3 SGI shall defend, indemnify and hold harmless Licensee from and against all Liabilities resulting from all Claims that are incurred, relate to or arise out of any claims of infringement of Third Party rights arising out of the use of SGI Technology to make ADCs or Licensed Products (but not any other technology, including the composition or methods of making or using Antibodies or technology not relating to Drug Conjugation Technology), except to the extent such Liabilities resulted from the negligence, recklessness or willful misconduct by Licensee or the inaccuracy of any representation or warranty made by Licensee in this Agreement or any other action for which Licensee must indemnify SGI hereunder.

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14.2 Procedure. A Party (the “Indemnitee”) that intends to claim indemnification under this Article 14 shall promptly provide notice to the other Party (the “Indemnitor”) of any Liability or action in respect of which the Indemnitee intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof, including the defense of Indemnitee, with counsel selected by the Indemnitor at its own cost. However, notwithstanding the foregoing, the Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitee. Regardless of whether Indemnitor exercises its right to select its counsel and to defend Indemnitee directly or the Parties proceed with separate counsel, the Parties shall exercise reasonable efforts to cause their respective counsel to enter into a joint defense agreement providing for the protection of confidential communication among SGI, Licensee and their respective counsel and to otherwise cooperate in all aspects of the defense of such Claim if such agreement is appropriate. Any settlement of a Liability for which any Indemnitee seeks to be indemnified, defended or held harmless under this Article 14 that could adversely affect the Indemnitee shall be subject to prior consent of such Indemnitee, provided that such consent shall not be withheld unreasonably.

ARTICLE 15 - FORCE MAJEURE

No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached the Agreement, for failure or delay by such Party in fulfilling or performing any term of the Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God, earthquakes, or omissions or delays in acting by any governmental authority (collectively, “Events of Force Majeure”); provided, however, that the affected Party shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its obligations promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of [***], the affected Party shall promptly notify in writing the other Party of such Event of Force Majeure and within [***] of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (a) a resolution of the Event of Force Majeure, if possible, (b) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (c) an amendment of this Agreement to the extent reasonably possible, or (d) an early termination of this Agreement.

ARTICLE 16 - ASSIGNMENT

This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred to any Third Party by either Party without the consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party may, without such consent but with notification, assign this Agreement and its rights and obligations hereunder to any of its Affiliates or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation of such Party (such merger or consolidation shall be hereinafter referred to as a “Change in Control”). Any permitted assignee shall assume all rights

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and obligations of its assignor under this Agreement; provided, however, that [***]. Any attempted assignment of this Agreement not in accordance with this Article 16 shall be void and of no effect. Any attempted assignment of this Agreement not in accordance with this Article 16 shall be void and of no effect.

ARTICLE 17 - SEVERABILITY

Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions, in their economic effect, are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement based on such valid provisions. In case such alternative provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

ARTICLE 18 – INSURANCE

During the Term and thereafter for the period of [***], each Party shall maintain on an ongoing basis comprehensive general liability insurance covering its obligations and activities hereunder with reputable and financially secure insurance carriers in a form and at levels as customary for a company of this size in the pharmaceutical or biotechnology industry, as applicable, in the Territory (or reasonable self-insurance sufficient to provide materially the same level and type of protection as required pursuant to Section 11.5 of the BMS Agreement). In addition, Licensee agrees to provide the information regarding its self-insurance plan as set forth in Section 4.2(b) of the BMS Agreement and otherwise comply with the requirements set forth therein regarding self-insurance plans.

ARTICLE 19 - MISCELLANEOUS

19.1 Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the address or in accordance with this Section 19.1 and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

If to SGI:

Seattle Genetics, Inc.

21823 30th Drive S.E.

Bothell, WA 98021

Attention: General Counsel

Telephone: (425) 527-4000

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Facsimile: (425) 527-4109

If to Licensee:

Daiichi Sankyo Co. Ltd.,

1-2-58, Hiromachi, Shinagawa-ku,

Tokyo, Japan, 140-8710

Attention:	Dr. Hideyuki Haruyama Corporate Officer General Manager, R&D Planning R&D Division

Telephone: :+81-3-3492-3131

Facsimile: :+81-3-5436-8561

19.2 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Washington and the United States of America, without regard to the conflict of law principles thereof that may dictate application of the laws of any other state.

19.3 Dispute Resolution. The Parties agree that if any dispute or disagreement arises between Licensee on the one hand and SGI on the other in respect of this Agreement, they shall follow the following procedure in an attempt to resolve the dispute or disagreement.

19.3.1 The Party claiming that such a dispute exists shall give notice in writing (“Notice of Dispute”) to the other Party of the nature of the dispute;

19.3.2 Within [***] of receipt of a Notice of Dispute, a nominee or nominees of Licensee and a nominee or nominees of SGI shall meet in person and exchange written summaries reflecting, in reasonable detail, the nature and extent of the dispute, and at this meeting they shall use their reasonable endeavors to resolve the dispute;

19.3.3 If, within a further period of [***], the dispute has not been resolved, the President of SGI and an Executive Officer of Licensee shall meet at a mutually agreed upon time and location for the purpose of resolving such dispute;

19.3.4 If, within a further period of [***], the dispute has not been resolved or if, for any reason, the required meeting has not been held, then the same shall be submitted by the Parties for resolution by an arbitral body in Seattle, Washington in accordance with the then-current commercial arbitration rules of the American Arbitration Association (“AAA”) except as otherwise provided herein. The Parties shall choose, by mutual agreement, [***] within [***] of receipt of notice of the intent to arbitrate. If no arbitrator is appointed within the times herein provided or any extension of time that is mutually agreed upon, the AAA shall make such appointment within [***] of such failure. The judgment rendered by the arbitrator shall include costs of arbitration, reasonable attorneys’ fees and reasonable costs for expert and other witnesses. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other equitable or provisional remedy). If the issues in dispute involve scientific, technical or commercial matters, any arbitrator chosen hereunder shall have

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educational training and/or industry experience sufficient to demonstrate a reasonable level of relevant scientific, medical and industry knowledge.

19.3.5 In the event of a dispute regarding any payments owing under this Agreement, all undisputed amounts shall be paid promptly when due and the balance, if any, promptly after resolution of the dispute.

19.3.6 Notwithstanding the foregoing, any disputes relating to inventorship or the validity, enforceability or scope of any patent or trademark rights shall be submitted for resolution by a court of competent jurisdiction.

19.4 Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the specific subject matter hereof. All express or implied agreements and understandings, either oral or written, heretofore made are expressly superseded by this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

19.5 Independent Contractors. SGI and Licensee each acknowledge that they shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture, agency or any type of fiduciary relationship. Neither SGI nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior consent of the other Party to do so.

19.6 Affiliates. Each Party shall cause its respective Affiliates to comply fully with the provisions of this Agreement to the extent such provisions specifically relate to, or are intended to specifically relate to, such Affiliates, as though such Affiliates were expressly named as joint obligors hereunder.

19.7 Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

19.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SEATTLE GENETICS, INC.

By:	/s/ Clay B. Siegall
Name:	Clay B. Siegall, Ph.D.
Title:	President & CEO

DAIICHI SANKYO CO., LTD.

By:	/s/ Kazunori Hirokawa
Name:	Kazunori Hirokawa, MD, Ph.D.
Title:	Executive Officer, Head of R&D Division

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SCHEDULE A

RESEARCH PLAN

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SCHEDULE B

SGI PATENTS

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SCHEDULE C

SGI IN-LICENSES

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